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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Post-Effective Amendment No. 2 on Form S-8 to Registration Statement on Form S-4 No. 333-83191) pertaining to the Bank Atlanta, Inc. 1996 Directors and Executive Officers' Stock Option Plan of our report dated February 5, 1999, with respect to the consolidated financial statements of Premier Bancshares, Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                           /s/ Ernst & Young LLP
                                           ---------------------
                                           Ernst & Young LLP

Atlanta, Georgia
November 8, 1999